SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (date of earliest event reported): October 1, 2002

Mallon Resources Corporation

(exact name of registrant as specified in its charter)

Colorado	0-17267	84-1095959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street, Suite 1700, Denver, Colorado	80202
(address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (303) 293-2333 not applicable

(former name or former address, if changed since last report)

Item 5. Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated October 1, 2002, the text of which follows:

Rapid City, South Dakota and Denver, Colorado -- Black Hills Corporation (NYSE: BKH) today announced it has entered into a definitive merger agreement to acquire Denver-based Mallon Resources Corporation (OTCBB: MLRC). The total cost of the transaction is estimated at $52 million, which includes the acquisition today by Black Hills of Mallon's debt to Aquila Energy Capital Corporation and the settlement of outstanding hedges, amounting to $30.5 million. The merger agreement, which has been approved by both companies' Boards of Directors, provides that Mallon shareholders will receive 0.044 of a share of Black Hills common stock for each share of Mallon. Completion of the acquisition, which is subject to customary conditions, including approval by the shareholders of Mallon, is expected in the first quarter of 2003.

Mallon's proved reserves, as reported at December 31, 2001, were 53.3 billion cubic feet of gas equivalent (BCFE). Black Hills believes that Mallon's current proved reserves could be substantially higher based on its review of the reserves and current oil and gas prices. The reserves are located primarily on the Jicarilla Apache Nation in the San Juan Basin of New Mexico and are comprised almost entirely of natural gas in shallow sand formations. The oil and gas leases of the acquisition total more than 66,500 gross acres (56,000 net), most of which is contained in a contiguous block that is in the early stages of development. Black Hills also believes it could recover additional gas reserves from the shallow sands. Further, more gas could be recoverable from deeper horizons that have yet to be explored, but are productive elsewhere in the San Juan Basin.

Daniel P. Landguth, Chairman and CEO of Black Hills Corporation, said "This acquisition is an outstanding strategic fit for us. In one transaction, we have advanced several of our long-term objectives by dramatically increasing our natural gas reserves and production. We believe that natural gas is the fuel of choice and that U.S. gas demand will remain strong. Our integrated energy strategy seeks balance and integration among our business lines."

Current daily net production of the Mallon properties is nearly 13 million cubic feet of gas equivalent (MMCFE). Mallon operates 149 of 171 total gas and oil wells, with working interests averaging 90 to 100 percent in most of the wells and undeveloped acreage. Landguth added, "These operated properties provide us with control over the exploration and development program, allowing flexible capital deployment as market conditions dictate. Moreover, our Denver marketing subsidiary, Enserco Energy, can add gas marketing and transportation expertise. We also look forward to working in partnership with the Jicarilla Apache Nation to responsibly develop the portion of their gas resources contained beneath these leases."

Landguth continued, "This deal demonstrates our commitment to long-term earnings growth. Upon closing, the acquisition is expected to increase gas and oil production immediately by approximately 60 percent and more than double our proven oil and gas reserves at a very attractive acquisition cost. Combined with our other integrated energy activities, this acquisition will solidify our presence in Western markets."

George O. Mallon, Jr., Chairman and CEO of Mallon Resources Corporation, stated, "We feel that this transaction is both prudent and exciting for our shareholders. After pursuing several corporate strategies, we concluded that this merger with Black Hills Corporation was the most attractive for our shareholders. With Mallon's unique fit into the Black Hills strategy, this combination will give all shareholders the opportunity to grow with a solid, well run energy company that has the desire, knowledge and financial capability to develop our significant undeveloped gas reserves in the San Juan Basin."

After the acquisition is closed, Black Hills plans to initiate an expanded development and exploratory drilling program on the properties. As a result, Black Hills expects to increase gas production, reserves and cash flow from fuel operations in late 2003 and beyond. Black Hills expects the acquisition to have a nominal earnings-per-share impact until production levels can be increased.

Black Hills Corporation (www.blackhillscorp.com) is a diverse energy and communications company. Oil and gas operations, conducted in nine states with a concentration of resources in the Rocky Mountain region, are part of Black Hills Energy, the integrated energy business unit which generates electricity and produces and markets natural gas, oil and coal; Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, a broadband communications company offering bundled telephone, high speed Internet and cable entertainment services. Mallon Resources Corporation is a Denver, Colorado, based oil and gas exploration and production company operating primarily in the San Juan Basin of New Mexico.

Investor Notices

Investors and security holders are advised to read the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 expected to be filed with the SEC in connection with the proposed merger. Black Hills and Mallon will file the joint proxy statement/prospectus with the SEC. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Black Hills and Mallon with the SEC at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents (relating to Black Hills) may also be obtained for free from Black Hills by directing such request to: Black Hills Corporation, P.O. Box 1400, 625 Ninth Street, Rapid City, South Dakota 57709, Attention: Steven J. Helmers, General Counsel; telephone: 605-721-2300; email: shelmers@bh-corp.com. The joint proxy statement/prospectus and such other documents (relating to Mallon) may also be obtained for free from Mallon by directing such request to: Mallon Resources Corporation, 999 18th Street, Suite 1700, Denver, Colorado 80202, Attn: Peter H. Blum, Executive Vice President; telephone: 303-293-2333.

Mallon, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Mallon's shareholders in connection with the merger. Information regarding such persons and a description of their interests in the merger and related transactions will be contained in the Registration Statement on Form S-4 when it is filed.

Caution Regarding Forward-Looking Statements

Some of the statements in this release include "forward-looking statements" as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills' business. However, whether actual results and developments will conform to Black Hills' expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things: (1) unanticipated developments in the western power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on amounts due from counterparties, adverse changes in current or future litigation, adverse changes in the tariffs of the California Independent System Operator, market disruption and adverse changes in energy and commodity supply, volume and pricing and interest rates; (2) prevailing governmental policies and regulatory actions with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition; (3) the State of California's efforts to reform its long-term power purchase contracts; (4) impact of environmental and safety laws; (5) weather conditions; (6) competition; (7) pricing and transportation of commodities; (8) market demand, including structural market changes; (9) unanticipated changes in operating expenses or capital expenditures; (10) capital market conditions; (11) legal and administrative proceedings that influence Black Hills' business and profitability; (12) the effects on Black Hills' business of terrorist actions or responses to such actions; (13) the effects on Black Hills' business resulting from the financial difficulties of Enron and other energy companies, including their effects on liquidity in the trading and power industry, and Black Hills' ability to access the capital markets on the same favorable terms as in the past; (14) the effects on Black Hills' business in connection with a lowering of Black Hills' credit rating (or actions Black Hills may take in response to changing credit ratings criteria), including, increased collateral requirements to execute Black Hills' business plan, demands for increased collateral by Black Hills' current counter-parties, refusal by Black Hills' current or potential counterparties or customers to enter into transactions with Black Hills and Black Hills' inability to obtain credit or capital in amounts or on terms favorable to Black Hills; and (15) other factors discussed from time to time in Black Hills' filings with the SEC.

This information contains forward-looking statements and forecasts, the realization of which cannot be assured by Mallon Resources Corporation. Actual results may differ significantly from those forecast. Inaccurate geologic and engineering interpretations, the volatility of commodity prices, unbudgeted cost increases, unforeseen delays in operations, and operations that prove less successful than anticipated are risks that can significantly affect Mallon's operations. These and other risk factors that affect Mallon's business are discussed in Mallon's Annual Report on Form 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mallon Resources Corporation

October 2, 2002	__/s/ Roy K. Ross_________________
Roy K. Ross, Executive Vice President